UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009 (September 8, 2009)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On September 8, 2009, Plains Exploration & Production Company (“PXP”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Barclays Capital Inc., BMO Capital Markets Corp., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, relating to the public offering of $400,000,000 in aggregate principal amount of its 8 5/8% Senior Notes due 2019 (the “Notes”). The offering was made pursuant to PXP’s shelf registration statement on Form S-3 (File No. 333-141110), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 7, 2007, as amended by Amendment No. 1 thereto, which became effective upon filing with the SEC on June 11, 2007, Amendment No. 2 thereto, which became effective upon filing with the SEC on May 20, 2008 and Amendment No. 3 thereto, which became effective upon filing with the SEC on March 3, 2009.

The Underwriting Agreement contains customary representations, warranties and agreements by PXP, and customary conditions to closing, indemnification obligations of PXP and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Notes and Supplemental Indenture

On September 11, 2009, PXP completed the public offering of the Notes. PXP intends to use the net proceeds from the offering of approximately $386 million, after deducting the underwriting discount and estimated offering expenses, for general corporate purposes, including to fund a portion of the $1.1 billion payment for PXP’s remaining commitment to fund 50% of Chesapeake Energy Corporation’s share of drilling and completion costs for future Haynesville shale wells.

The terms of the Notes are governed by an Indenture dated as of March 13, 2007, between PXP and Wells Fargo Bank, N.A, as trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture dated as of September 11, 2009 (the “Supplemental Indenture”), by and among PXP, the guarantors listed therein and the Trustee.

The Supplemental Indenture, including the form of the Notes, is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Relationships

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit 1.1 – Underwriting Agreement, dated September 8, 2009, by and among PXP, the guarantors parties thereto and the underwriters parties thereto.

Exhibit 4.1 – Tenth Supplemental Indenture, dated as of September 11, 2009, to Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes).

Exhibit 5.1 – Opinion of Akin Gump Strauss Hauer & Feld LLP.

Exhibit 23.1 – Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: September 11, 2009	/s/ Winston M. Talbert
Winston M. Talbert
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 1.1 – Underwriting Agreement, dated September 8, 2009, by and among PXP, the guarantors parties thereto and the underwriters parties thereto.

Exhibit 4.1 – Tenth Supplemental Indenture, dated as of September 11, 2009, to Indenture, dated as of March 13, 2007, among PXP, the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as trustee (including form of the Notes).

Exhibit 5.1 – Opinion of Akin Gump Strauss Hauer & Feld LLP.

Exhibit 23.1 – Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

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